EXECUTION COPY

_____________________

CUSTODY AGREEMENT
_____________________

dated as of February 24, 2011
by and between

Harris & Harris Group, Inc.
(“Company”)

and

TD Bank, N.A.
(“Custodian”)

SCHEDULES

SCHEDULE A –  Initial Authorized Persons

EXHIBITS

EXHIBIT A – Business Deposit Account Agreement
EXHIBIT B – Cash Management Master Agreement

i

THIS CUSTODY AGREEMENT (this “Agreement”) is dated as of February 24, 2011 and is by and between Harris & Harris Group, Inc. (and any successor or permitted assign), a corporation organized under the laws of New York, having its principal place of business at 1450 Broadway, 24th Floor, New York, N.Y. 10018, and TD Bank, N.A. (or any successor or permitted assign acting as custodian hereunder, the “Custodian”), a national banking association having a place of business at 324 South Service Road, Melville, New York 11747.

RECITALS

WHEREAS, Harris & Harris Group, Inc. is a closed-end management investment company, which has elected to do business as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is authorized to issue shares of common stock;

WHEREAS, the Company (as defined below) desires to retain the Custodian to act as custodian for the Company in compliance with Section 17(f) of the 1940 Act;

WHEREAS, the Company desires that the Company’s cash assets be held by the Custodian pursuant to this Agreement; and

WHEREAS, for the avoidance of doubt, it is understood by the Custodian and the Company that this Agreement does not apply to the custody of any other assets of the Company other than cash, and thus, cash equivalents and similar investments, including but not limited to, repurchase agreements and similar short-term securities, cannot be held in custody pursuant to this Agreement,

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	DEFINITIONS

1.1          Defined Terms.  In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Account” means the account(s) to be established at the Custodian to which the Custodian shall deposit and hold any cash received by it from time to time, which shall be subject to the terms of this Agreement.

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Authorized Person” has the meaning set forth in Section 7.4.

“Bank Account Agreement” means, collectively, the Business Deposit Account Agreement attached hereto as Exhibit A and the Cash Management Master Agreement attached hereto as Exhibit B, each of which is incorporated herein by reference.

“Business Day” means a day on which the Custodian is open for business in the market or country in which a transaction is to take place.

“Company” means Harris & Harris Group, Inc., its successors or permitted assigns.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information that may be furnished to the Company by the Custodian from time to time pursuant to this Agreement.

“Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Proper Instructions” means instructions received by the Custodian in form acceptable to it, from the Company, or any Person duly authorized by the Company in any of the following forms acceptable to the Custodian:

(a)           in writing signed by the Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier);

(b)           by electronic mail from an Authorized Person;

(c)           such other means as may be agreed upon in writing from time to time by the Custodian and the party giving such instructions.

“Revolving Loan” means the revolving loan from the Custodian to the Company in the aggregate principal amount of $10,000,000.

“Revolving Loan Agreement” means the Revolving Loan Agreement, dated as of February 24, 2011, between the Company and the Custodian, as such Revolving Loan Agreement may be amended, modified or supplemented from time to time in accordance with its terms.

“Shares” means the shares of common stock issued by the Company.

“Subsidiary Account” shall have the meaning set forth in Section 3.13(b).

“Subsidiary” means, collectively, any wholly owned subsidiary of the Company, except for those wholly-owned subsidiaries whose assets are held in custody by a custodian other than the Custodian.

1.2          Construction.  In this Agreement unless the contrary intention appears:

(a)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)	a reference to a Person includes a reference to the Person’s executors, Custodian, successors and permitted assigns;

(e)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)	a reference to the term “including” means “including, without limitation,” and

(h)
a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company.

1.3          Headings.  Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.	APPOINTMENT OF CUSTODIAN

2.1          Appointment and Acceptance.  The Company hereby appoints the Custodian as custodian of all cash owned by the Company and the Subsidiaries (as applicable) and delivered to the Custodian by or for the Company or the Subsidiaries (as applicable) at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof.

2.2          Instructions.  The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

2.3          Company Responsible For Directions.  The Company is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Account.  The Company shall be solely responsible for properly instructing all applicable payors to make all appropriate payments to the Custodian for deposit to the Account, and for properly instructing the Custodian with respect to the allocation or application of all such deposits.

2.4          Appointment of Sub-Custodian.  With prior written notice to the Company, the Custodian may from time to time employ one or more sub-custodians located in the United States, but only in accordance with the approval of the board of directors of the Company.  The Custodian shall not appoint a sub-custodian unless the agreement between the Custodian and such sub-custodian requires the sub-custodian to: (i) at a minimum, exercise due care in accordance with reasonable commercial standards in discharging its duty as a sub-custodian to obtain and thereafter maintain such financial assets; (ii) provide, promptly upon request by the Company, such reports as are available concerning the internal accounting controls and financial strength of the sub-custodian; and (iii) at a minimum, exercise due care in accordance with reasonable commercial standards in discharging its duty as a sub-custodian to obtain and thereafter maintain financial assets corresponding to the security entitlements of its entitlement holders.

3.	DUTIES OF CUSTODIAN

3.1          [Reserved]

3.2          Cash Custody Account.  The Custodian shall open and maintain one or more segregated accounts in the name of the Company, subject only to order of the Custodian, in which the Custodian shall enter and carry the cash of the Company which is delivered to it in accordance with this Agreement.

3.3          Delivery of Cash to Custodian.

(a)
The Company shall from time to time deliver, or cause to be delivered, to the Custodian cash to be held in the Account, which may include (a) payments of income, payments of principal and capital distributions received by the Company, cash owned by the Company at any time during the period of this Agreement, or (b) cash received by the Company for the issuance, at any time during such period, of Shares or other securities or in connection with a borrowing by the Company.  The Custodian shall not be responsible for such cash until actually delivered to, and received by it.

(b)           [Reserved]

3.4          [Reserved]

3.5          [Reserved]

3.6          Bank Accounts, and Management of Cash

(a)	Proceeds received by the Custodian from time to time shall be credited to the Account.

(b)	[Reserved]

(c)	[Reserved]

(d)
The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Custodian) may make a margin or generate banking income for which such bank shall not be required to account to the Company.

3.7          [Reserved]

3.8          [Reserved]

3.9          [Reserved]

3.10        [Reserved]

3.11        [Reserved]

3.12          Records.  The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the cash held for the Company under this Agreement, with particular attention to Section 31 of the 1940 Act, and Rules 31a-1 and 32a-2 thereunder. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s certification requirements pursuant to the Sarbanes-Oxley Act of 2002, as amended.  All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company or its affiliates and employees and agents of the Securities and Exchange Commission, upon reasonable request and prior notice and at the Company’s expense.

3.13          Custody of Subsidiary Cash.

(a)	[Reserved]

(b)
With respect to each Subsidiary identified to the Custodian by the Company, there shall be established at the Custodian a segregated account to which the Custodian shall deposit and hold any cash proceeds received by it from time to time, which account shall be designated the  “[INSERT NAME OF SUBSIDIARY] Cash Proceeds Account” (the “Subsidiary Account”).

(c)
To the maximum extent possible, the provisions of this Agreement regarding the Account shall be applicable to any Subsidiary Account.  The parties hereto agree that the Company shall notify the Custodian in writing as to the establishment of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement; and identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided.

4.	REPORTING

(a)	[Reserved]

(b)
For each Business Day, the Custodian shall render to the Company a daily report of all deposits to and withdrawals from the Account for such Business Day and the outstanding balance as of the end of such Business Day.  The Company and the Custodian hereby agree that the Company’s ability to access account information electronically in accordance with the Bank Account Agreement shall satisfy the daily reporting requirement.

(c)	[Reserved]

(d)	[Reserved]

5.	RESERVED.

6.	RESERVED.

7.	CERTAIN GENERAL TERMS

7.1          [Reserved]

7.2          Resolution of Discrepancies.  In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

7.3          Improper Instructions.  Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or forebear from taking any action), which it reasonably determines (at its sole option) to be contrary to the terms of this Agreement or applicable law.  In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

7.4          Proper Instructions.

(a)
The Company will give a notice to the Custodian, in form acceptable to the Custodian, specifying the names and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed by any two Authorized Persons previously certified to the Custodian.  The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Company to the contrary.  The initial Authorized Persons are set forth on Schedule A attached hereto and made a part hereof (as such Schedule A may be modified from time to time by wr itten notice from the Company to the Custodian).

(b)
The Custodian shall not have an obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

7.5          Actions Permitted Without Express Authority.  The Custodian may, at its discretion, without express authority from the Company:

(a)	[reserved];

(b)	endorse for collection cheques, drafts and other negotiable instruments; and

(c)	[reserved].

7.6          Evidence of Authority.  The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by an Authorized Officer.  The Custodian may receive and accept a certificate signed by any Authorized Officer as conclusive evidence of:

(a)	the authority of any person to act in accordance with such certificate; or

(b)	any determination or of any action by the Company as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Officer of the Company.

7.7          Receipt of Communications.  Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m., Eastern time (or such other time as is agreed by the Company and the Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 3:30 p.m., Eastern time, on a Business Day the Custodian will use its best efforts to process such communications as soon as possible after receipt).

8.	RESERVED

9.	RESPONSIBILITY OF CUSTODIAN

9.1          General Duties.  The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to cash except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement.  No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

9.2          Instructions.

(a)
The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, that Proper Instructions to it be in writing.  The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instruction of the Company.

(b)
Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Company, and otherwise in accordance with any applicable terms of this Agreement.

9.3          General Standards of Care.  Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a)
The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it (including any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be an Authorized Person); and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon.  The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate , request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(b)
Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith on its part and in breach of the terms of this Agreement.  The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.  The Custodian shall not be under any obligation at any time to ascertai n whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(c)	In no event shall the Custodian be liable for any indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)
The Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the advice of such counsel.

(e)
The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its banking group and charged with responsibility for administering this Agreement or unless (and then only to the extent received) in writing by the Custodian at the applicable address(es) as set forth in Section 15 and specifically referencing this Agreement.

(f)
No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification.  Nothing herein shall obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(g)	The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(h)	All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement.

9.4          Indemnification; Custodian’s Lien.

(a)
The Company shall and does hereby indemnify and hold harmless the Custodian for and from any and all costs and expenses (including reasonable attorney’s fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Custodian, and any advances or disbursements made by the Custodian (including in respect of any Account overdraft, returned deposit item, chargeback, provisional credit, settlement or assumed settlement, reclaimed payment, claw-back or the like), as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Company (including, for the avoidance of doubt, any Subsidiary) and the Custodian created hereby, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian’ ;s own actions constituting gross negligence or willful misconduct.

(b)
If the Company requires the Custodian, its affiliates, subsidiaries or agents, to advance cash for any purpose, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, or if the Company fails to compensate the Custodian pursuant to Section 8 hereof, any cash at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash to the extent necessary to obtain reimbursement.

(c)
The foregoing notwithstanding, if the Custodian advances cash under the Revolving Loan, the cash held in the Collateral Account (as defined in the Revolving Loan Agreement) shall be security therefor and should the Company fail to repay the Custodian in accordance with the terms of the Revolving Loan Agreement, the Custodian shall be entitled to utilize cash available in the Collateral Account to the extent necessary to obtain reimbursement.

9.5          Force Majeure.  Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Company for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control including (a) nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; ( b) errors by the Company (including any Authorized Person) in its instructions to the Custodian; or (c) changes in applicable law, regulation or orders.

10.	SECURITY CODES

If the Custodian issues to the Company, security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available.

11.	TAX LAW

11.1          Domestic Tax Law.  The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Account, by the tax law of the United States or any state or political subdivision thereof.  The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this agreement), withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Account.

11.2          [Reserved]

12.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

12.1          Effective Date.  This Agreement shall become effective as of its due execution and delivery by each of the parties.  This Agreement shall continue in full force and effect until terminated as hereinafter provided.  This Agreement may only be amended by mutual written agreement of the parties hereto.  This Agreement may be terminated by the Custodian or the Company pursuant to Section 12.2.

12.2          Termination.  This Agreement shall terminate upon the earliest of (a) the effective date of termination specified in any written notice of termination given by either party to the other which effective date shall be not less than ninety (90) days from the date that such notice is given in accordance with Section 15, and (b) such other date of termination as may be mutually agreed upon by the parties in writing.

12.3          Resignation.  The Custodian may at any time resign under this Agreement by giving not less than ninety (90) days advance written notice thereof to the Company.

12.4          Successor.  Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, the Company shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable.

12.5          [Reserved]

12.6          Final Report.  In the event of any resignation or removal of the Custodian, the Custodian shall provide to the Company a complete final written report or data file transfer of any Confidential Information as of the date of such resignation or removal.

13.	REPRESENTATIONS AND WARRANTIES

13.1          Representations of the Company.  The Company represents and warrants to the Custodian that:

(a)
it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation; and

(b)
in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its certificate of incorporation and bylaws and any applicable laws and regulations.

13.2          Representations of the Custodian.  The Custodian hereby represents and warrants to the Company that:

(a)	it is qualified to act as a custodian pursuant to Section 26(a)(1) of the 1940 Act;

(b)	it has the power and authority to enter into and perform its obligations under this Agreement;

(c)	it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation; and

(d)	that it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements.

14.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19).

15.	NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)	if to the Company, to

Harris & Harris Group, Inc.
1450 Broadway, 24th Floor
New York, N.Y. 10018

(b)	if to the Custodian, to

TD Bank, N.A.
324 South Service Road
Melville, New York 11747
Attention:  John Topolovec
                  Vice President

16.	CHOICE OF LAW AND JURISDICTION

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of New York for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act.

17.	ENTIRE AGREEMENT; COUNTERPARTS

17.1          Complete Agreement.  This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

17.2          Counterparts.  This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

17.3          Facsimile Signatures.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

18.	AMENDMENT; WAIVER

18.1          Amendment.  This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodian.

18.2          Waiver.  In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

19.	SUCCESSOR AND ASSIGNS

19.1          Successors Bound.  The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns.  Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement.

19.2          Merger and Consolidation.  Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its business, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

20.	SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

21.	INSTRUMENT UNDER SEAL; HEADINGS

This Agreement is intended to take effect as, and shall be deemed to be, an instrument under seal.

22.	REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it.  If the Custodian does not receive such instructions within two (2) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action.  The Custodian shall act in accordance with instructions received from the Company in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

23.	OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person.  Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

24.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

[PAGE INTENTIONALLY ENDS HERE. SIGNATURES APPEAR ON NEXT PAGE.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the 24th day of February, 2011.

Witness:	Harris & Harris Group, Inc.

By:
Name:		Name:
Title:		Title:

Witness:	TD Bank, N.A.

By:
Name:		Name:
Title:		Title:

SCHEDULE A

Any of the following persons (each acting singly) shall be an Authorized Person (as this list may subsequently be modified by the Company from time to time by written notice to the Custodian):

NAME	TITLE
Douglas W. Jamison	Chief Executive Officer
Daniel B. Wolfe	President, Chief Financial Officer
Patricia N. Egan	Vice President and Chief Accounting Officer
Mary P. Brady	Vice President and Controller
Sandra M. Forman	General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT A

Business Deposit Account Agreement

EXHIBIT B

Cash Management Master Agreement